SCHEDULE 14C
                                 (Rule 14c-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

         Information Statement Pursuant to Section 14  of the Securities
                              Exchange Act of 1934

Check the appropriate box:

     Preliminary Proxy Statement   ____ Confidential, for Use of the  Commission
____                                    Only (as permitted by Rule 14c-5(d)(2))

  X
____ Definitive Proxy Statement

                       YELLOW GOLD OF CRIPPLE CREEK, INC.
                     _______________________________________
                (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

  X       No fee required.
___
     Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11
___

     (1)  Title of each class of securities to which transaction applies:
______________________________________________________________________________

     (2)  Aggregate number of securities to which transaction applies:
______________________________________________________________________________

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
______________________________________________________________________________

     (4)  Proposed maximum aggregate value of transaction:
______________________________________________________________________________

     (5)  Total fee paid:
______________________________________________________________________________

____ Fee paid previously with preliminary materials.

____ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:
______________________________________________________________________________

     (2)  Form, Schedule or Registration Statement No.:
______________________________________________________________________________
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     (4)  Date Filed:
______________________________________________________________________________

                       YELLOW GOLD OF CRIPPLE CREEK, INC.
                            (A Colorado Corporation)
                          57 West 200 South, Suite 310
                            Salt Lake City, UT 84101


                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS


To Our Shareholders:

     You are cordially invited to attend a Special Meeting of the Shareholders of Yellow Gold of Cripple Creek, Inc., a Colorado corporation (hereinafter "the Company"), which will be held at 57 West 200 South, Suite 310, Salt Lake City, Utah, on October 6, 1997, commencing at 10:00 a.m., local time, for the following purpose:

     PROPOSAL NO. 1 - To consider and vote upon a proposal to reverse split the outstanding shares of common stock of the Company at the rate of one share for each forty shares outstanding.

     PROPOSAL NO. 2 - To consider and vote upon a proposal to amend Article IV of the Articles of Incorporation of the Company to increase the authorized number of shares of common stock of the Company from 20,000,000 to 50,000,000, and to change the par value of the common stock of the Company from $0.0025 per share to $0.001 per share.

     The complete text of these proposals and the reasons your Board of Directors has proposed their adoption are contained in the Proxy Statement included with this package.

     The Special Meeting may adjourn from time to time without notice other than by announcement at the Special Meeting, or at any adjournment thereof, and any and all business for which the Special Meeting is hereby noticed may be transacted at any such adjournment.

     The Company's Shareholders entitled to notice of and to vote at the Special Meeting, and any adjournment thereof, are Shareholders of record at the close of business on September 15, 1997, as fixed by the Board of Directors.

     A list of the Company's Shareholders entitled to notice of and to vote at the Special Meeting will be made available during regular business hours at the Company's corporate offices at 57 West 200 South, Suite 310, Salt Lake City, Utah 84101, from the date of this notice for inspection by any Shareholder for any purpose germane to the Special Meeting.

     You are encouraged to attend the Special Meeting. HOWEVER, WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

                    BY ORDER OF THE BOARD OF DIRECTORS


                              /s/ Kip Eardley
                              _______________________
                              Kip Eardley, Secretary
Salt Lake City, Utah
August 25, 1997

                       YELLOW GOLD OF CRIPPLE CREEK, INC.
                            (A Colorado Corporation)

                       SPECIAL MEETING OF THE SHAREHOLDERS

                       ___________________________________

                              INFORMATION STATEMENT

                       ___________________________________

                                  INTRODUCTION

     This Information Statement is being furnished to Shareholders of Yellow Gold of Cripple Creek, Inc. ("the Company"), a Colorado corporation, in connection with the Special Meeting of Shareholders, and at any adjournments thereof, to be held on October 6, 1997, at 10:00 a.m., local time, at 57 West 200 South, Suite 310, Salt Lake City, Utah 84101. The first date on which this Information Statement is first being sent to Shareholders of the Company is on or about September 16, 1997.

     Only the Company's Shareholders of record as of the close of business on September 15, 1997, will be entitled to vote at the Special Meeting or at any adjournment thereof.

     The principal executive offices of the Company are located at 57 West 200 South, Suite 310, Salt Lake City, Utah 84101.

     WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

                      SHARES OUTSTANDING AND VOTING RIGHTS

     At the close of business on September 15, 1997, the record date for determining Shareholders eligible to vote at the Special Meeting, the Company had outstanding 19,600,000 shares of common stock, par value $0.0025 per share. On the proposals provided for in this Information Statement the shareholders
entitled to vote will each have one vote per share.   The presence in person
or by proxy of the holders of at least a majority of the outstanding shares is necessary to constitute a quorum at the Special Meeting. Any amendment to the Articles of Incorporation as set forth herein shall require the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of the Company. Any other proposals shall require the affirmative vote of a majority of the shares entitled to vote and represented in person or by proxy at the Special Meeting.
Abstentions are considered as shares present and entitled to vote but are not counted as affirmative votes cast on a given matter. A broker or nominee holding shares registered in its name, or in the name of its nominee, which are beneficially owned by another person and for which it has not received instructions as to voting from the beneficial owner does not have the discretion to vote the beneficial owner's shares with respect to the proposals. Any broker or nominee "non-votes" with respect to the proposals will not be considered as shares entitled to vote on that matter and will not be considered by the inspector when counting votes cast on the matters.

   Mr. Howard M. Oveson, the sole executive officer and director of the Company, beneficially owns approximately 56.64% of the outstanding shares of the Company, 10,500,000, or 53.57%, of which shares are owned directly by Milagro Holdings, Inc., a company owned and controlled by Mr. Oveson. (See "Security Ownership of Certain Beneficial Owners and Management.") The Company has been informed that Mr. Oveson presently intends to vote the shares owned by Milagro Holdings, Inc. in favor of the proposals set forth herein.

     The Company will bear the cost of preparing and mailing the material furnished to the shareholders in connection with the Special Meeting. It is anticipated that such funds will be loaned to the Company by Mr. Oveson.

FOR THE REASONS STATED HEREIN, YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR"THE PROPOSALS SET FORTH HEREIN:

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information furnished by the following persons concerning the Common Stock ownership as of August 25, 1997, of (I) each person who is known to the Company to be the beneficial owner of more than 5 percent of the Common Stock; (ii) all directors and executive officers; and (iii) directors and executive officers of the Company as a group:

                                   Amount and Nature
Name and Address                   of Beneficial
of Beneficial Owner                Ownership (FN-1)         Percent of Class
________________________           ______________________   _________________
Howard M. Oveson                   11,102,500 (FN-2)        56.64%
57 West 200 South
Suite 310
Salt Lake City, Utah 84101

Charles A. Dager                   1,000,000 (FN-3)         5.102%
106 South Third Street
P.O. Box 85
Victor, CO  80860

Executive Officers and
Directors as a Group
(1 Person)                         11,102,500               56.64%


     (FN-1) Unless otherwise indicated, this column reflects amounts as to which the beneficial owner has sole voting power and sole investment power.

     (FN-2) Of these shares, 10,500,000 are held directly of record by Milagro Holdings, Inc., a Delaware Corporation controlled by Mr. Oveson, and 602,500 are held directly of records by Charles A. Dager who sold such shares to Mr. Oveson.

     (FN-3) These shares are held directly by Cameron A. Dager, the son of Charles A. Dager.

     On July 8, 1997, Howard M. Oveson, the sole director and an officer, and principal shareholder, of the Company entered into an agreement with Broad Seal Ltd. ("Broad Seal") to sell 11,102,500 shares (56.64% of the total outstanding shares) of common stock of the Company owned by Milagro Holdings, Inc. ("Milagro"), a corporation owned and controlled by Mr. Oveson. The option applies to the purchase of not less than all of the shares by Broad Seal and is exercisable on or before December 31, 1997. During the term of the option Milagro has agreed not to sell, transfer, assign, convey, or encumber the shares or any interest therein. However, Milagro shall remain at all times during the term of the option the legal owner of the shares having all rights of ownership with respect to the shares, including voting rights, dividend and liquidation rights, and any and all other rights inherent in the ownership of the shares, subject only to the exercise terms of the option. The option rights of Broad Seal may be exercised only by it or its successors and are not transferable.
The exercise of the option would result in a change of control of the Company by virtue of such party obtaining a majority of the outstanding stock of the Company.


                                 PROPOSAL NO. 1
                               REVERSE STOCK SPLIT

     The Board of Directors has proposed that the outstanding shares of Common Stock of the Company, par value $0.0025 (the "Common Stock") will be reverse split at a rate of one share for each forty shares outstanding so that approximately 490,000 shares of Common Stock will be issued and outstanding immediately following the reverse stock split. The rights of existing shareholders will not otherwise be altered by the reverse stock split, except as described herein in connection with the increase of the number of authorized common shares and the change of par value. The recapitalization will have no effect on the shareholders' equity of the Company, other than a transfer from stated capital to additional paid-in capital.
The reverse split would be effective at the close of business on the date approved by the shareholders. Fractional shares will not be issued; rather, the Company will round up any fractions of a share. All shares returned to the Company as a result of the recapitalization will be canceled and returned to the status of authorized but unissued shares. It is possible that shareholders holding less than 100 shares (otherwise known as "Odd Lots") of the Company's Common Stock may have difficulty in disposing of their shares in that the commissions charged to sell such shares may exceed the value of the shares.

     If the proposed reverse stock split is approved by the shareholders, each shareholder will be entitled to submit his or her old stock certificate (any certificate issued prior to the effective date) and $15 per new certificate to be issued, to the Company's transfer agent, OTC Stock Transfer, Inc., P.O. Box 65600, 231 East 2100 South, Suite 3, Salt Lake City, UT 84165, and be issued in exchange therefor, new certificates representing one share for each forty shares reflected in the old certificates, rounded to the next whole share.
No fractional shares will be issued. To eliminate confusion in the transactions of the Company's Common Stock, the Board of Directors urges the shareholders to surrender their certificates for exchange; however, shareholders are not required to do so. However, the Company will continue to honor any old certificates prior to any future transfer. The Company will not pay any costs of issuing new certificates.

     Management believes that in seeking a new business venture, the number of shares outstanding would be prohibitively high since it would be likely that any owner of such a new business venture would require that it receive a controlling interest in the Company. By reducing the number of shares outstanding, the amount of common stock which would need to be issued in order to provide such person with control would be significantly reduced. Also, following such a reverse acquisition, management believes that the reduced number of shares outstanding would be more conducive to an orderly trading market.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT ITS SHAREHOLDERS VOTE "FOR" THE REVERSE STOCK SPLIT.


                                 PROPOSAL NO. 2
           INCREASE THE AUTHORIZED COMMON SHARES; CHANGE OF PAR VALUE

     The Company proposes to increase the number of authorized shares of common stock of the Company from 20,000,000 to 50,000,000, and to reduce the par value per share from $0.0025 to $0.001. In order to effect such changes the Board of Directors has approved the following amendment to the Articles of Incorporation of the Company: Article IV of the Articles of Incorporation of the Company should be amended to read as follows: "The total authorized capital stock of this corporation shall be fifty million (50,000,000) shares of common stock, par value $0.001 per share."

     With the increase in the number of authorized shares of common stock and the proportionate reduction in par value, the total authorized capitalization of the Company will remain at $50,000. However, the capital section of the balance sheet will be changed, both by the changes to the authorized shares and par value, as well as the proposed reverse split of outstanding common shares. Assuming the approval of the reverse split, the capital section of the balance sheet would be changed as follows:





                                                  Before            After
                                                  Restatement       Restatement
                                                  __________        __________
     Common Stock, $.0025 par value,
          20,000,000 authorized, 490,000
          shares issued and outstanding           $   1,225              --

     Common Stock, $.001 par value,
          50,000,000 authorized, 490,000
          shares issued and outstanding                  --         $      490

     Additional paid in capital                      508,929           509,664


     THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT HOLDERS OF COMMON STOCK VOTE FOR THIS PROPOSAL TO BE VOTED UPON AT THE
                            -----
 SPECIAL MEETING.

                              SHAREHOLDER PROPOSALS

     Proposals of stockholders intended to be presented at the next annual meeting of shareholders must be received by the secretary at the offices of Yellow Gold of Cripple Creek, Inc. no later than April 15, 1998, in order to be included in the company's proxy statement and form of proxy relating to that meeting.

                                            BY ORDER OF THE BOARD OF DIRECTORS

                                            /s/ Howard M. Oveson
                                           ___________________________
                                           Howard M. Oveson, President

Salt Lake City, Utah
August 25, 1997